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EIGHTH AMENDMENT AND WAIVER TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

          EIGHTH AMENDMENT AND WAIVER, dated as of July 1, 2008, to the Credit Agreement referred to below (this “Amendment”), by and among BUTLER SERVICE GROUP, INC., a New Jersey corporation, as Borrower (“Borrower”), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself, as Lender, and as Agent for Lenders (in such capacity, “Agent”) and the other Lenders signatory hereto.

W I T N E S S E T H:

          WHEREAS, Borrower, the other Credit Parties signatory thereto, Agent, and Lenders signatory thereto are parties to that certain Third Amended and Restated Credit Agreement, dated as of August 29, 2007, as amended as of February 1, 2008, as further amended as of February 28, 2008, as further amended as of April 14, 2008, as further amended as of April 28, 2008, as further amended as of May 12, 2008, as further amended as of May 30, 2008, and as further amended as of June 13, 2008 (including all annexes, exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”); and

          WHEREAS, Agent and Lenders have agreed to amend the Credit Agreement in the manner and on the terms and conditions provided for herein.

          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.          Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Annex A of the Credit Agreement.

          2.          Waiver of Existing Defaults and Events of Default. All Defaults and Events of Default in existence prior to the Eighth Amendment Effective Date are hereby waived by the Agent and the Lenders as of the Effective Date; provided, that Agent and Lenders may exercise all of their respective rights and remedies as may be available under the Credit Agreement and under applicable law, upon or after the occurrence of any other Default or Event of Default under the Credit Agreement or any Loan Document from and after the Effective Date.

          3.          Amendments to the Credit Agreement.

                       (a)          Section 1.3(b)(iii) of the Credit Agreement is hereby amended as of the Eighth Amending Effective Date (as defined below) by deleting “6.14(f), or 6.14(g).” where it appears in the last sentence of such Section 1.3(b)(iii).

                       (b)          Section 1.5(a) of the Credit Agreement is hereby amended and restated as of the Eighth Amendment Effective Date by deleting such Section 1.5(a) in its entirety and substituting in lieu thereof the following new Section 1.5(a):

“(a) As of the Eighth Amendment Effective Date, Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) for the period commencing on July 1, 2008 and ending on September 30, 2008, (A) with respect to Revolving Credit Advances, as determined by Agent, the Index Rate plus

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5.5% per annum, or, at the election of Borrower, the applicable LIBOR Rate plus 7.0% per annum, or, at the election of Borrower, the applicable Commercial Paper Rate plus 7.0% per annum, based on the aggregate Revolving Credit Advances outstanding from time to time and (B) with respect to the Swing Line Loan, as determined by Agent, the Index Rate plus 5.5% per annum, and (ii) for the period commencing on October 1, 2008 and ending on the Commitment Termination Date, (A) with respect to Revolving Credit Advances, as determined by Agent, the Index Rate plus 7.5% per annum, or, at the election of Borrower, the applicable LIBOR Rate plus 9.0% per annum, or, at the election of Borrower, the applicable Commercial Paper Rate plus 9.0% per annum, based on the aggregate Revolving Credit Advances outstanding from time to time and (B) with respect to the Swing Line Loan, as determined by Agent, the Index Rate plus 7.5% per annum.”

                    (c)          Section 1.6(r) of the Credit Agreement is hereby amended and restated as of the Eighth Amendment Effective Date by deleting such Section 1.6(r) in its entirety and substituting in lieu thereof the following new Section 1.6(r):

“(r)(i) to the extent that such Account (other than the Referenced Accounts), together with all other Accounts owing from such Account Debtor and its Affiliates as of any date of determination, exceed 10% of all Eligible Accounts, and (ii) to the extent that any Account that constitutes a Referenced Account together with all other Referenced Accounts owing from such Account Debtor and its Affiliates as of any date of determination, exceed 15% of all Eligible Accounts;”

                    (d)          Section 1.9 of the Credit Agreement is hereby amended as of the Eighth Amendment Effective Date by adding new clauses (d) and (e) respectively, following clause (c) therein as follows:

“(d) Borrower agrees to pay to Agent, for the ratable benefit of Revolving Lenders, a non-refundable fee in an amount equal to $10,000 for any day which the Borrowing Availability for such day is less than (i) during the period commencing on July 18, 2008 and ending on September 30, 2008, $2,000,000, (ii) during the period commencing on October 1, 2008 and ending on December 31, 2008, $4,000,000 and (iii) during the period commencing on January 1, 2009 and ending on the Commitment Termination Date, $5,000,000, and an additional fee in the amount equal to $2,500 for each consecutive day thereafter that the Borrowing Availability remains less than the applicable amount for such day identified above; provided, that for purposes of determining the amount of the minimum Borrowing Availability pursuant to this clause (d), such determination shall be made without regard to clause (ii) of the proviso set forth in clause (d) of Annex G.

(e) Borrower agrees to pay to Agent, for the ratable benefit of the Revolving Lenders, a non-refundable fee in an amount equal to $25,000 for each day during which the outstanding principal amount of the Loans exceeds the Borrowing Base; provided, however, that the payment of such fee to Agent shall not constitute, or otherwise shall be deemed to constitute, a waiver of any Default or Event of Default which may exist as a result of such excess, or to affect, limit or impair any rights, powers or remedies of Agent or any Lender or any Obligations of Borrower under or in respect of the Credit Agreement or any other Loan Document.”

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                    (e)          Section 5 of the Credit Agreement is amended as of the Eighth Amendment Effective Date by adding new Section 5.11 immediately following Section 5.10 thereof as follows:

“5.11 Actions in Furtherance of Increased Liquidity. Borrower and the other Credit Parties, with the assistance of the Investment Banker, shall endeavor to effect a transaction or take other steps to increase liquidity to the extent necessary to avoid a breach of Section 8.1(n) and shall strictly and timely comply with each and every one of the following additional covenants regarding such process, the failure to do so constituting an immediate Event of Default as of such date:

(a) On or before July 15, 2008, the Credit Parties shall have retained the Investment Banker;

          (b)          From and after the date hereof until the Liquidity Test Date, management of the Credit Parties and the Investment Banker shall conduct a weekly (or more often as may be reasonably requested by Agent at any time) telephonic meeting to be attended by the respective management representatives of the Credit Parties, the Lenders and their respective representatives, and the Investment Banker, at which meeting the Credit Parties and the Investment Banker shall present an update on the process (including an assessment of any proposed steps to increase Liquidity); and

          (c)          From and after the date hereof, the Credit Parties irrevocably authorize, and shall cause the Investment Banker to (i) disclose fully and promptly to Agent and the Lenders and their respective representatives all material developments in connection with the efforts of the Credit Parties and the Investment Banker described in this Section 5.11, and (ii) after consultations with the Borrower, respond to the inquiries of Agent and the Lenders and their respective representatives concerning any and all matters relating to the steps proposed to be taken to increase liquidity;

provided, however, that no disclosure shall be required under clauses (ii) or (iii) hereof which would be inconsistent with a reasonable, good faith determination by the officers of the Borrower or any other Credit Party that such disclosure would violate the fiduciary duties of the officers of the Borrower or such other Credit Party.

                    (f)          Section 6.8(b) and (c) of the Credit Agreement is amended and restated as of the Eighth Amendment Effective Date by deleting such Section 6.8(b) and (c) in its entirety and substituting in lieu thereof the following new Section 6.8(b) and (c):

“(b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party’s business and having a sales price not exceeding $50,000 in any single transaction or $100,000 in the aggregate in any Fiscal Year, and (c) the sale of the Montvale Property, provided that any proceeds thereof are applied as required by Section 1.3(b)(ii) of the Second Lien Credit Agreement.”

                    (g)          Section 6.14 of the Credit Agreement is hereby amended as of the Eighth Amendment Effective Date by (A) inserting “and” immediately before clause (e) thereof, (B) deleting the comma at the end of clause (e) thereof and replacing it with a period, and (C) deleting clauses (g) and (f) in their entirety.

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                    (h)          Section 8.1 of the Credit Agreement is hereby amended as of the Eighth Amendment Effective date by adding new clause (n) immediately following clause (m) thereof as follows:

“(n) Borrower fails to have (i) Funded Debt on January 2, 2009 of less than $44,872,006.67, (ii) an average Borrowing Availability over the four weekly measurement periods immediately preceding December 31, 2008 of at least $5,000,000, (iii) a Leverage Ratio for Holdings and its Subsidiaries on a consolidated basis (using Funded Debt as of January 2, 2009 and EBITDA as of the fiscal month ending nearest December 31, 2008) of less than 3.50:1.00, or (iv) delivered to Agent (A) the financial information necessary to determine EBITDA as of December 31, 2008, and (B) a Compliance Certificate signed by a responsible officer of the Borrower in a form reasonably satisfactory to the Agent demonstrating that no Event of Default exists under this clause (n).”

                    (i)          Section 8.1(b) of the Credit Agreement is hereby amended and restated as of the Eighth Amendment Effective Date by deleting such Section 8.1(b) in its entirety and substituting in lieu thereof the following new Section 8.1(b):

“Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a), 5.11, or 6, or any of the provisions set forth in Annexes C or G, respectively; provided, that it shall not constitute a Default or Event of Default hereunder if the Credit Parties fail to comply with (i) clause (d)(i) of Annex G during the period commencing on July 1, 2008 and ending on July 17, 2008 (it being understood and agreed that any failure to comply with clause (d)(i) of Annex G shall result in an Event of Default if such failure to comply is not cured or waived on or prior to July 18, 2008) or (ii) clause (d)(ii) of Annex G during the period commencing on October 1, 2008 and ending on October 15, 2008 (it being understood and agreed that any failure to comply with clause (d)(ii) of Annex G shall result in an Event of Default if such failure to comply is not cured or waived on or prior to October 16, 2008).”

                    (j)          Annex A of the Credit Agreement is hereby amended as of the Eighth Amendment Effective Date by:

                                 (i)          amending the definition of “Borrowing Availability” by deleting the word “Account” in clause (i) of such definition and substituting in lieu thereof the word “Amount”.

                                 (ii)         amending the definition of “Borrowing Base” by deleting the period where it appears at the end of the second to last line of such definition and substituting in lieu thereof a comma.

                                 (iii)        amending the definition of “Commitment Termination Date” by deleting the language “July 1, 2008” in clause (a) of such definition and substituting in lieu thereof the language “August 1, 2009”.

                                 (iv)        amending the definition of “EBITDA” by removing the “and” where it appears immediately before clause (v) thereof and substituting in lieu thereof a comma, and deleting the period where it appears at the end of clause (v) and adding in lieu thereof, “(vi) charges recorded in the first Fiscal Quarter of 2008 (not to exceed $2,055,000 in the aggregate) related to the one time effect of (A) recording bad debt expense for certain accounts receivables from American Airlines and Vought and (B) recording the sale of the Montvale Property, and (vii) actual costs and expenses

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incurred by the Investment Banker and any restructuring advisor hired by Borrower along with charges related to implementing any plans or recommendations thereof, in each case, in amounts reasonably acceptable to Agent.”

                              (v)          amending the definition of “Funded Debt” by deleting the proviso where it appears at the end of such definition and substituting in lieu thereof, the following new proviso:

“provided, that solely for the purposes of calculating the Leverage Ratio for the periods ending on or before December 31, 2008 (other than with respect to the Leverage Ratio calculation required to determine compliance with Section 8.1(n)), there shall be added to Funded Debt (i) the net proceeds from any sale, transfer, conveyance, assignment or other disposition of any property other than as permitted by Section 6.8(a) or (b) and (ii) the net proceeds from any sale or offering of Holdings Stock after the Eighth Amendment Effective Date.”

                              (vi)         amending and restating the definition of “Daily Reserve” in its entirety by deleting such definition in its entirety and substituting in lieu thereof the following new definition:

“‘Daily Reserve’ means with respect to the Borrowing Base of Borrower, a reserve against the Borrowing Availability of Borrower in an amount, which shall accrue Monday through Friday of each calendar week in daily equal installments of (i) for the period commencing on the Eighth Amendment Effective Date and ending on July 31, 2008, $5,000, (ii) for the period commencing on August 1, 2008 and ending on August 31, 2008, $30,000, (iii) for the period commencing on September 1, 2008 and ending on September 30, 2008, $40,000, (iv) for the period commencing on October 1, 2008 and ending on October 31, 2008, $20,000, and (v) for the period commencing on November 1, 2008 and ending on the date in which the cumulative aggregate Daily Reserves reach $4,000,000 (the “Daily Reserve Cap”), $50,000; provided, that the Daily Reserves shall be increased by an amount equal to fifty percent (50%) of the amount by which the face amount of Letters of Credit are reduced pursuant to the terms thereof (or otherwise cancelled) on terms and conditions satisfactory to Agent, but in no event shall the aggregate amount of Daily Reserves exceed the Daily Reserve Cap. Commencing on January 1, 2009, Agent may, in its sole discretion, release an amount up to $2,000,000 of such Daily Reserves to be used for working capital needs of Borrower on an “as needed” basis subject to conditions and criteria satisfactory to Agent; provided, that Agent shall retain the right to reinstitute the amount of such Daily Reserves until it reaches the Daily Reserve Cap.”

                              (vii)        amending and restating clause (a) of the definition of “Reserves” in its entirety and substituting in lieu thereof the following new clause (a):

“(a) a reserve for the face amount of all Letters of Credit issued hereunder as in effect on the Second Amendment Effective Date, which amount shall be reduced by an amount equal to one hundred percent (100%) of the amount by which the face amount of such Letters of Credit are reduced pursuant to the terms thereof (or are otherwise cancelled) on terms and conditions satisfactory to Agent,”

                              (viii)      adding the following new definitions in the appropriate alphabetical order:

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“‘Eighth Amendment Effective Date’ means July 1, 2008.

‘Daily Reserve Cap’ has the meaning specified in the definition of “Daily Reserve”.

‘Investment Banker’ shall mean an investment banking firm selected by the Credit Parties and reasonably acceptable to the Lenders.

‘Liquidity Test Date’ shall mean January 16, 2009.

‘Referenced Accounts’ means any Account with UTC, Boeing, Verizon, AT&T, Avon Products, Northrop Grumman, Spirit Aerosystems, BAE Systems or Caterpillar, or such other Accounts as may be agreed to by Agent in its reasonable discretion following consultation with Borrower.”

                              (ix)          deleting the following definitions in their entirety: “Applicable Commercial Paper Margin”, “Applicable Margin”, “Applicable Revolver Index Margin”, “Applicable Revolver LIBOR Margin” and “Tangible Net Worth”.

                   (k)       Annex E of the Credit Agreement is hereby amended as of the Eighth Amendment Effective Date by:

                               (i)            amending and restating the second sentence of clause (a) as follows:

“Such financial information shall be accompanied by (i) a statement in reasonable detail in the form attached hereto as Schedule I to Annex E (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a monthly basis, and (ii) a certification of the Chief Financial Officer of Borrower that (A) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (B) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.”

                              (ii)          amending clause (b) thereof by (A) inserting “(except as set forth in clause (r) of this Annex E)” immediately following “45 days” where it appears in the first sentence of such clause (b) and (B) deleting “a statement in reasonable detail (each, a “Compliance Certificate”)” where it appears in clause (A) of the second sentence of clause (b) and substituting in lieu thereof “a Compliance Certificate”.

                              (iii)          adding new clause (r) following clause (q) therein as follows:

“(r) Financial and Other Information Related to 2007 and 2008. To Agent, on or prior to September 15, 2008, such financial and other information required to be delivered pursuant to (i) clause (b) of Annex E with respect to the Fiscal Quarters ending on or about September 30, 2007, March 31, 2008 and June 30, 2008 and (ii) clause (d) of Annex E with respect to the Fiscal Year ending on or about December 31, 2007.”

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                                     (iv)          attaching a new Schedule I to the end of Annex E which Schedule I shall be in the form attached hereto as Exhibit A.

                       (l)          Annex F of the Credit Agreement is hereby amended as of the Eighth Amendment Effective Date by amending and restating clause (a) thereto in its entirety and substituting in lieu thereof the following new clause (a):

“(a) To Agent, on a weekly basis delivered on each Friday, or at such more frequent intervals as Agent may request from time to time, a Borrowing Base Certificate with respect to Borrower, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;”

                       (m)        Annex G of the Credit Agreement is hereby amended and restated as of the Eighth Amendment Effective Date by deleting such Annex G in its entirety and substituting in lieu thereof a new Annex G in the form attached hereto as Exhibit B.

          4.          Waiver of Default Rate. Borrower and the other Credit Parties acknowledge and agree that Agent provided notice to Borrower that, commencing on January 3, 2008, all outstanding Obligations bore interest at the Default Rate in accordance with Section 1.5(d) of the Credit Agreement through the date hereof. As of the Eighth Amendment Effective Date, Agent and Lenders waive collection of the Default Rate interest from the period commencing January 3, 2008 through and including the Eighth Amendment Effective Date.

          5.          Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, each of Borrower and Credit Parties make the following representations and warranties to Agent and Lenders:

                       (a)          The execution, delivery and performance of this Amendment and the performance of the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”) by Borrower and the other Credit Parties: (a) is within such Person’s organizational power, (b) has been duly authorized by all necessary or proper corporate and shareholder action, (c) does not contravene any provision of such Person’s charter or bylaws or equivalent organizational documents, (d) does not violate any law or regulation, or any order or decree of any court or Governmental Authority, (e) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, (f) does not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent pursuant to the Loan Documents, and (g) does not require the consent or approval of any Governmental Authority or any other Person.

                       (b)          This Amendment has been duly executed and delivered by or on behalf of each of Borrower and the other Credit Parties.

                       (c)          Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower and each of the other Credit Parties party thereto, enforceable against each in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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                       (d)          No Default or Event of Default has occurred and is continuing after giving effect to this Amendment and no “Default” or “Event of Default” (as such terms are defined in the Second Lien Credit Agreement) has occurred and is continuing after giving effect to the Second Lien Credit Agreement Fifth Amendment (as defined below).

                       (e)          No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any Governmental Authority, or before any arbitrator or panel of arbitrators, (a) which challenges Borrower’s or, to the extent applicable, any other Credit Party’s right, power, or competence to enter into this Amendment or perform any of their respective obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or (b) which if determined adversely, is reasonably likely to have or result in a Material Adverse Effect. To the knowledge of Holdings or Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

                       (f)          The representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

          6.          No Other Amendments/Waivers. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, for itself and Lenders, may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

          7.          Outstanding Indebtedness; Waiver of Claims. Each of Borrower and the other Credit Parties hereby acknowledges and agrees that as of July 1, 2008, the aggregate outstanding principal amount of the Revolving Loan is $40,736,895.20 and the aggregate outstanding Letters of Credit Obligations is $3,327,640.85, and that such principal amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Borrower and each other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the date hereof; provided, that neither Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent’s or any Lender’s gross negligence or willful misconduct.

          8.          Amendment Fee. Borrower and the other Credit Parties hereby, jointly and severally agree to pay to Agent, for the ratable benefit of the Lenders, an amendment fee in the aggregate amount equal to $50,000, which shall be fully earned, due and payable in immediately available funds on the Eighth Amendment Effective Date (the “Amendment Fee”), together with interest, fees, expenses,

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attorneys fees and any other charges hereafter accruing through the date of payment, under the Loan Documents.

          9.          Amendment to Second Lien Credit Agreement. Agent and the Lenders hereby consent as of the Eighth Amendment Effective Date to the amendment of the Second Lien Credit Agreement pursuant to the Fifth Amendment thereto in the form attached hereto as Exhibit C (the “Second Lien Credit Agreement Fifth Amendment”).

          10.        Expenses. Borrower and the other Credit Parties hereby reconfirm their respective obligations pursuant to Sections 1.9 and 11.3 of the Credit Agreement to pay and reimburse Agent, for itself and Lenders, for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

          11.        Effectiveness. This Amendment shall be deemed effective as of the date hereof (the “Eighth Amendment Effective Date”) only upon satisfaction in full in the judgment of Agent of each of the following conditions:

                       (a)          Amendment. Agent shall have received five (5) original copies of this Amendment duly executed and delivered by Agent, the Lenders, Borrower and the other Credit Parties.

                       (b)          Amendment Fee. Agent shall have received payment of the Amendment Fee.

                       (c)          Payment of Fees and Expenses. Borrower shall have paid to Agent all documented costs, fees and expenses owing to Agent (including, without limitation, all reasonable legal fees and expenses).

                       (d)          Second Lien Credit Agreement Fifth Amendment. The Second Lien Credit Agreement Fifth Amendment shall have been duly executed and delivered by the parties thereto and shall have become effective in accordance with the terms thereof and Agent shall have received a complete and correct copy of the Second Lien Credit Agreement Fifth Amendment.

                       (e)          Representations and Warranties. The representations and warranties of or on behalf of Borrower and the Credit Parties in this Amendment shall be true and correct on and as of the date hereof, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

          12.        GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          13.        Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUTLER SERVICE GROUP INC., as Borrower

By:	/s/ Antonio Mateo

Name: ANTONIO MATEO
Title: VICE PRESIDENT FINANCE & TREASURER

Signature Page to Eighth Amendment to Third Amended and Restate Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:	/s/ James H. Kautman

Name: James H. Kautman
Title: Duly Authorized Signatory

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrower.

BUTLER INTERNATIONAL, INC.
BUTLER SERVICES INTERNATIONAL, INC.
BUTLER TELECOM, INC.
BUTLER PUBLISHING, INC.
BUTLER OF NEW JERSEY REALTY CORP.
BUTLER SERVICES, INC.
BUTLER UTILITY SERVICE, INC.

By:

Name:
Title:

Signature Page to Eighth Amendment to Third Amended and Restate Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:

Name:

Title: Duly Authorized Signatory

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrower.

BUTLER INTERNATIONAL, INC.
BUTLER SERVICES INTERNATIONAL, INC.
BUTLER TELECOM, INC.
BUTLER PUBLISHING, INC.
BUTLER OF NEW JERSEY REALTY CORP.
BUTLER SERVICES, INC.
BUTLER UTILITY SERVICE, INC.

By:	/s/ Antonio Mateo

Name: ANTONIO MATEO
Title: VICE PRESIDENT FINANCE & TREASURER

Signature Page to Eighth Amendment to Third Amended and Restate Credit Agreement

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EXHIBIT A

Schedule I to Annex E

FORM OF COMPLIANCE CERTIFICATE

______________, 20__

                    Please refer to the Credit Agreement, dated as of August 29, 2007 (the “Credit Agreement”), among Butler Service Group, Inc. (the “Borrower”), the other Credit Parties signatory thereto, the Lenders party thereto and General Electric Capital Corporation, as Agent (the “Agent”). Capitalized terms used herein have the meanings assigned to them in the Credit Agreement. The undersigned hereby certifies, in his or her capacity as the Chief Financial Officer of the Borrower, as follows:

                    (i)          Enclosed herewith is a copy of the [annual audited/quarterly/monthly] financial statements of the Borrower as at _________________________ (the “Computation Date”), which statements present fairly in accordance with GAAP [(subject to normal year-end adjustments)] the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such [month and for that portion of the Fiscal Year then ended] [Fiscal Quarter and for that portion of the Fiscal Year then ended] [Fiscal Year] and any other information presented therewith is true, correct and complete in all material respects.

                    (ii)        No Default or Event of Default has occurred or is continuing as of the date of this certificate. [If a Default or Event of Default has occurred and is continuing, describe the nature thereof and all efforts undertaken to cure such Default or Event of Default.]

                    (iii)        The computations set forth on Schedule I attached hereto correspond to the ratios and/or financial restrictions contained in Annex G of the Credit Agreement and such computations are true and correct as at the Computation Date.

BUTLER SERVICE GROUP, INC.

By:

Name:

Title:

Paul Hastings Draft: 6/30/08

Schedule I to Compliance Certificate
Dated as of ________________

  (a) – Maximum Capital Expenditures

A.	Capital Expenditures	$ ________

Maximum Allowed: 3,000,000 per Fiscal Year

	In Compliance	YES/NO

  (b) – Minimum Fixed Charge Coverage Ratio

A.	EBITDA

	(i)	Consolidated Net Income	$ ________

	(ii)	Consolidated Interest Expense	$ ________

	(iii)	Deferred financing cost amortization	$ ________

	(iv)	Charges in period for federal, state and local income taxes	$ ________

	(v)	Sum of (A(i) – (iv))	$ ________

	(vi)	Extraordinary nonrecurring items of income or loss	$ ________

	(vii)	EBIT (A(v) minus A(vi))	$ ________

	(viii)	Charges in period for amortization of intangibles, depletion and depreciation	$ ________

	(ix)	Non-cash charges as the result of any grant of stock or other non-cash consideration	$ ________

	(x)	Non-recurring, extraordinary items deducted in determining A(i) for period	$ ________

(xi)

charges recorded in the first Fiscal Quarter of 2008 (not to exceed $2,055,000 in the aggregate) related to the one time effect of (A) recording bad debt expense for certain accounts receivables from American Airlines and Vought and (B) recording the sale of the Montvale Property

$ ________

(xii)

actual costs and expenses incurred by the Investment Banker and any restructuring advisor hired by Borrower along with charges related to implementing any plans or recommendations thereof, in each case, in amounts reasonably acceptable to Agent

			$	________

	(xiii)	Sum of (A(viii) – (xii))	$	________

	(xiv)	EBITDA (A(vii) plus A(xiii))	$	________

B.	Fixed Charges

	(i)	Aggregate of all Interest Expense paid in cash	$	________

	(ii)	Scheduled payments of principal of Indebtedness	$	________

	(iii)	Capital Expenditures (excluding any financed portion thereof)	$	________

	(iv)	Amount actually paid for federal state and local income taxes in period	$	________

	(v)	Restricted Payments paid to anyone other than a Credit Party	$	________

	(vi)	Sum of (B(i) – B(v))	$	________

	(vii)	Tax Refunds Received	$	________

	(viii)	Fixed Charges (B(vi) minus B(vii))	$	________

C.	Fixed Charge Coverage Ratio

	(i)	Ratio of EBITDA (from A(xiv)) to Fixed Charges (from B(viii))

________ to ________

Maximum allowed:

[1.05][1.10]:1.00

	In Compliance		YES/NO

(c) – Maximum Leverage Ratio

A.	Funded Debt

(i)

all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long term debt, revolving credit and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations, the First Lien Indebtedness and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons, but excluding, without duplication, unmatured obligations with respect to letters of credit; provided, that solely for the purposes of calculating the Leverage Ratio for the periods ending on or before March 31, 2009 (other than with respect to the Leverage Ratio calculation required to determine compliance with Section 8.1(n)), there shall be added to Funded Debt (i) the net proceeds from any sale, transfer, conveyance, assignment or other disposition of any property other than as permitted by Section 6.8(a) or (b) of the Credit Agreement and (ii) the net proceeds from any sale or offering of Holdings Stock after the Eighth Amendment Effective Date

$ ________

B.	EBITDA (from (b)A(xiii))	$ ________

C.	Leverage Ratio

(i) Ratio of Funded Debt (A(i)) to EBITDA (B)

______ to ______

Maximum Allowed:

[7.00][6.50][6.00][3.50]:1.00

	In Compliance	YES/NO

EXHIBIT B

ANNEX G (Section 6.10)
to
CREDIT AGREEMENT

FINANCIAL COVENANTS

          Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

                (a)           Maximum Capital Expenditures. Holdings and its Subsidiaries on a consolidated basis shall not make Capital Expenditures that exceed $3,000,000 in the aggregate in any Fiscal Year.

                (b)           Minimum Fixed Charge Coverage Ratio. Holdings and its Subsidiaries shall have on a consolidated basis at the end of each period set forth below, a Fixed Charge Coverage Ratio of not less than the following:

(i)	1.05:1.00 for the Fiscal Quarter ending June 30, 2008;

(ii)	1.05:1.00 for the period of two (2) consecutive Fiscal Quarters ending September
30, 2008;

(iii)	1.05:1.00 for the period of three (3) consecutive Fiscal Quarters ending December
31, 2008;

(iv)	1.05:1.00 for each period of four (4) consecutive Fiscal Quarters ending March
31, 2009;

(v)	1.10:1.00 for each period of four (4) consecutive Fiscal Quarters ending thereafter.

               (c)            Maximum Leverage Ratio. Holdings and its Subsidiaries on a consolidated basis shall have at the end of each period set forth below, a Leverage Ratio of not more than the following

(i)	7.00:1.00 for the Fiscal Quarter ending June 30, 2008;

(ii)	6.50:1.00 for the Fiscal Quarter ending September 30, 2008;

(iii)	6.00:1.00 for the Fiscal Quarter ending December 31, 2008; and

(iv)	3.50:1.00 for the Fiscal Quarters ending March 31, 2009 and June 30, 2009.

               (d)            Minimum Borrowing Availability. Holdings and its Subsidiaries shall maintain Borrowing Availability of not less than, (i) for the period commencing on July 1, 2008 and ending on September 30, 2008, $2,000,000, (ii) for the period commencing on October 1, 2008 and ending on December 31, 2008, $4,000,000, and (iii) for the period commencing on January 1, 2009 and ending on the Commitment Termination Date, $5,000,000; provided, that in determining compliance with this minimum Borrowing Availability covenant, (A) the aggregate amount of Daily Reserves shall be excluded from the definition of “Reserves” for purposes of calculating Borrowing Availability and (B) Borrowing Availability shall be calculated on each Friday of each week as a daily average of the amount of Borrowing Availability for the preceding 5-day period (including for such calculations the Friday such calculation is made).

EXHIBIT C

Second Lien Credit Agreement Fifth Amendment